                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.____)

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[  ]     Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[  ]     Definitive Proxy Statement

[  ]     Definitive Additional Materials

[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           Symetrics Industries, Inc.
                           --------------------------
                (Name of Registrant as Specified in its Charter)
                           --------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1) or 14a-6(i)(2)
         or Item 22(a)(2)of Schedule 14A.

[  ]     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).

[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1)      Title of each class of securities to which transaction applies:

                  -----------------------------------------------------------


         2)       Aggregate number of secutities to which transaction applies:

                  -----------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

                  ------------------------------------------------------------

         4)       Proposed maximum aggregate volume of transaction:

                  ------------------------------------------------------------

         5)       Total fee paid:

                  ------------------------------------------------------------

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filings.

         1)       Amount Previously Paid:

                  ------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

                  ------------------------------------------------------------

         3)       Filing Party:

                  ------------------------------------------------------------

         4)       Date Filed:

                  ------------------------------------------------------------

DUDLEY E. GARNER, JR.
CHAIRMAN AND PRESIDENT

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Symetrics Industries, Inc. on Friday, June 28, 1996, at the Melbourne Hilton at Rialto Place, Melbourne, Florida, commencing at 10:00 a.m. local time. We look forward to personally greeting as many of our shareholders as possible at the meeting.

         The Notice of the Annual Meeting and Proxy Statement accompanying this letter provide information concerning matters to be considered and acted upon at the meeting. A report on the operations of the Company will be presented at the meeting, followed by a question and answer period.

         We know that most of our shareholders are unable to attend the Annual Meeting in person. Proxies are solicited so that each shareholder has an opportunity to vote on all matters which are scheduled to come before the meeting. Whether or not you plan to attend, please take a few minutes now to sign, date and return your proxy in the enclosed postage paid envelope. Regardless of the number of Symetrics shares you own, your presence by proxy is important for the quorum and your vote is important for proper corporate governance. If you attend the meeting and vote in person, your proxy will be deemed revoked.

         The attendance of shareholders at our annual meetings has been helpful in maintaining communications. We hope you will be able to attend.

         Thank you for your continued interest in Symetrics Industries.

                                          Cordially,

Enclosures
May 31, 1996

                                                              PRELIMINARY COPY




                           SYMETRICS INDUSTRIES, INC.

                         557 North Harbor City Boulevard

                            Melbourne, Florida 32935

                              Phone (407) 254-1500

                               Fax (407) 259-4122

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 28, 1996

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Symetrics Industries, Inc., a Florida corporation, will be held at the Melbourne Hilton, 200 Rialto Place, Melbourne, Florida, on June 28, 1996, at 10:00 A.M., local time, for the following purposes:

     1. To elect four directors for staggered one to three year terms.

     2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock from 2,000,000 to 5,000,000 shares.

     3. To approve an amendment to the Company's Stock Option Plan to increase the number of shares authorized for issuance upon exercise of options under such plan.

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.


Only Shareholders of record at the close of business on May 17, 1996, are entitled to notice of and to vote at the meeting.

                       By order of the Board of Directors

                                  Jane J. Beach

                               Corporate Secretary

May 31, 1996

EVEN IF YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ACCOMPANYING PROXY PROMPTLY TO ASSURE THAT YOUR SHARES OF COMMON STOCK ARE REPRESENTED AND VOTED AT THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE.

You may choose to revoke your proxy at any time before it is voted and the giving of a proxy will not affect your right to vote in person if you attend the meeting.

                                                              PRELIMINARY COPY





                           SYMETRICS INDUSTRIES, INC.
                               MELBOURNE, FLORIDA

                                 PROXY STATEMENT

                THE DATE OF THIS PROXY STATEMENT IS MAY 31, 1996

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Symetrics Industries, Inc., ("Symetrics" or the "Company"), a Florida corporation, of proxies to be voted at the Annual Meeting of Shareholders to be held June 28, 1996, and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders (the "Meeting"). All costs of this solicitation are being paid by Symetrics. Officers and employees of Symetrics may communicate with shareholders by mail, telephone, or in person to solicit their proxies.

          Symetrics' principal offices are at 557 N. Harbor City Blvd., Melbourne, Florida 32935, telephone (407) 254-1500, facsimile (407) 259-4122.

         This Proxy Statement is first being sent to shareholders on or about May 31, 1996.

         Shareholders executing Proxies may revoke them at any time prior to use, by written notice to the Secretary of the Company, by subsequently executing another Proxy or by specific personal action at the Meeting. A Proxy, when validly executed and not revoked, will be voted in accordance with the directions on the Proxy. If no choice is specified, shares covered by the Proxy will be voted according to the recommendations of the Board of Directors, and in the discretion of the Proxy holder upon such other matters as may properly come before such Meeting or any adjournment thereof. Except as described herein, management has no information that any other matters will be brought before the Meeting.

         A copy of the Annual Report for the fiscal year ended March 31, 1996, is provided with these proxy materials. The Annual Report is not part of the proxy solicitation material.

 ANY PERSON ENTITLED TO RECEIVE THIS PROXY STATEMENT MAY REQUEST, FREE OF CHARGE, A COPY OF SYMETRICS' MOST RECENTLY FILED FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION. SUCH REQUESTS MUST BE IN WRITING AND ADDRESSED TO THE SECRETARY OF SYMETRICS INDUSTRIES, INC., 557 NORTH HARBOR CITY BOULEVARD, MELBOURNE, FLORIDA 32935.

                        SHAREHOLDERS ENTITLED TO VOTE AND

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         At the close of business on May 17, 1996, the record date for determining the shareholders entitled to vote at the annual meeting, there were issued and outstanding a total of 1,605,297 shares of the Company's Common Stock (the only class of securities outstanding). Each such share is entitled to one vote.

         The following table sets forth, as of May 17, 1996, certain information with respect to all persons known by the Company to be the beneficial owner of 5% or more of its outstanding common stock, each Director and Director nominee, the sole executive officer of the Company who is listed on the Summary Compensation Table, and all Directors and executive officers of the Company as a group.

Name and Address                    Amount and Nature              Percent
Of Beneficial Owner                 Beneficially Owned (1)(2)     of Class
- -------------------                 ------------------            --------

Jane J. Beach                             3,050                     0.2
12014 Lakeside Dr. Apt. 1416
Overland Park, KS  66213

Earl J. Claire                              -                        -
P.O. Box 2144
Augusta, GA  30903

Edwin H. Eichler (3)                     35,555                     2.2
7585 West Pigeon Road
Pigeon, MI  48755

Dudley E. Garner, Jr. (4)               196,395                    12.2
1361 Meadowbrook Rd. N.E.
Palm Bay, FL  32905

Michael D. Jensen (5)                    44,444                     2.8
116 Harriman Ave. N.
Amery, WI  54001

Michael E. Terry                          1,125                     0.1
408 E. Strawbridge Ave.
Melbourne, FL 32901

All Directors and Officers              282,194                    17.6
as a group (9 persons)

(1) Except as otherwise indicated, all shares are beneficially owned and sole voting and investment power is held by the persons named.

(2) Includes shares covered by options exercisable on or before July 16, 1996.

(3) Includes 13,333 shares owned by Pigeon Telephone Company (PTC) and 22,222 shares owned by Agri-Valley Communications, Inc., PTC's parent company. Mr. Eichler is president and general manager of PTC and president of Agri-Valley Communications, Inc. Mr. Eichler disclaims beneficial ownership of the shares held by PTC and Agri-Valley Communications, Inc.

(4) Includes 196,395 shares held in the Dudley E. Garner Jr. and Sue C. Garner Revocable Trust dated July 8, 1993.

(5) Includes 22,222 shares owned by Amery Telephone Company. Mr. Jensen is president and general manager of Amery Telephone Company. Mr. Jensen disclaims beneficial ownership of the shares held by Amery Telephone Company.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock to file initial reports of ownership and reports of changes in ownership of the Company's stock with the Securities and Exchange Commission. These executive officers, directors, and beneficial owners are required to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on a review of copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company notes that all forms were timely filed except that Mr. Szpendyk inadvertently filed a Form 4 in May 1996 for a sale of securities in December 1995.

                INFORMATION ON BOARD OF DIRECTORS AND COMMITTEES

         The Company's Articles of Incorporation provides that its Board of Directors shall consist of not less than three nor more than 15 directors and that directors shall serve three year, staggered terms. The By-laws provide that the exact number of directors is determined by the shareholders, or by the Board of Directors.

         At the last Annual Meeting of Shareholders  on June 29, 1995 Mr. Dudley
E. Garner, Jr. was elected to the Board for a three year term. On November 17, 1994 Mr. Miller resigned from the Board and Mr. Michael E. Terry was elected by the Board to fill the remaining term of the position vacated by Mr. Miller, which expires in 1997. On September 22, 1995 Dr. Earl J. Claire was elected to fill a vacant position on the Board. Ms. Beach is completing the third year of a three year term. At the present time, the Board consists of four persons: Ms. Beach and Messrs. Claire, Garner and Terry.

         The Board met three times during the last fiscal year. Certain other actions were taken by unanimous written consent of the Board. All directors have participated in all of the meetings. The Board does not have a standing nominating or compensation committee, or committees performing similar functions. The Board has established an Audit Committee consisting of Ms. Beach, Dr. Claire and Mr. Terry, who chairs the committee. The Audit Committee was formed in September 1995, and did not meet during the last fiscal year. The function of the Audit Committee will be to review the internal and external audit functions of the Company and other matters which may arise from time to time and to make recommendations to the Board with respect thereto. Outside directors are paid for a maximum of five meetings each year at a rate of $100 for each director's meeting they attend unless they reside out-of-state in which case they are paid $500 plus travel expenses.

         During the Company's fiscal year ended March 31, 1996, Dr. Claire was granted an option to purchase 1,500 shares of the Company's Common Stock at an exercise price of $9.69 per share. The options vest 50% per year beginning one year from September 25, 1995, the date of grant.

EXECUTIVE OFFICERS, DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

The following information is furnished with respect to each person who presently serves as an executive officer and/or director of the Company, including the director's standing for election and the two nominees who are not currently on the Board of Directors:

         Name                           Age       Position
         ----                           ---       --------

         Jane J. Beach                  50        Secretary/Director

         Earl J. Claire                 55        Director

         Dudley E. Garner, Jr.          60        Chairman of the Board,
                                                  President and Treasurer

         Michael E. Terry               49        Director

         Edwin H. Eichler (1)           49        Director Nominee

         Michael  D. Jensen (1)         46        Director Nominee

         D. Mitchell Garner             32        Vice President/Administration

         W. Campbell McKegg             35        Vice President/Finance

         Richard E. Nichols             50        Vice President/Computer
                                                  Telephony Systems

         Jerry Sinclair                 59        Vice President/Programs

         Anton Szpendyk                 39        Vice President/Contract
                                                  Manufacturing Division

         (1) In connection with the Company's acquisition of American Digital Switching, Inc. (ADS) in April 1996, the Company agreed to nominate two designees of the ADS shareholders at its next annual meeting. Messrs. Eichler and Jensen are the nominees of the ADS shareholders.

Nominees
- --------

         Ms. Beach has served as Director and Secretary of Symetrics since November 1, 1989. From October 1993, through March 1995 Ms. Beach was employed by Symetrics as personnel administrator. She has moved to Kansas City to continue her career in personnel administration there. From April 1991 until June 1993, Ms. Beach was employed by Johnson Controls World Services, an electronics corporation, as labor relations administrator.

         Dr. Claire has been the Executive Director and CEO of the Southeastern Technology Center (STC) in Augusta, Georgia since March 1995. STC is a non-profit corporation established to encourage and facilitate the transfer of government-owned technology to the private sector for commercial development. Previously, starting in August 1989, Dr. Claire was Executive Director of the Center for Microelectronics Research (CMR) at the University of South Florida at Tampa, Florida. CMR is a research center for the development and commercialization of microelectronics semiconductor components.

         Mr. Eichler has served as President and General Manager since 1988 of Pigeon Telephone Company (PTC), serving the telephone needs of Pigeon, Michigan. Mr. Eichler has also been President since 1989 of PTC's parent company, Agri-Valley Communications, Inc., a multi-faceted communications company including cellular telephone networks, Internet connectivity and an FM radio station.

         Mr. Jensen has been the President and General Manager of Amery Telcom, Inc. in Amery, Wisconsin since 1982. Amery Telecom includes three telephone exchanges and 5700 telephone lines.

Continuing Directors
- --------------------

         Mr. Garner has served as President, CEO and Chairman of the Board of Directors of Symetrics since November 1982 except for a one year period from November 1988 until November 1989 when he had resigned and temporarily retired.

         Mr. Terry has over twenty years of  experience  in banking and the
financial   services   industry.   Since   1991,   he  has  been  a  partner  in
Kessinger/Terry Associates, a financial consulting firm.

Executive Officers
- ------------------

         Mr. D. Mitchell Garner has served the Company since 1986, in positions of increasing responsibility to his present position as V.P. of Administration. Mr. Garner is the son of Dudley E. Garner, Jr.

         Mr. McKegg has served the Company since 1989, starting as Manager of Accounting and progressing to the present position as V.P. of Finance.

         Mr. Nichols has been employed by the Company for the past three years as the director and currently the Vice President of the Computer Telephony Systems Division. Previously, starting in 1989, Mr. Nichols was President and CEO of ACI Communications, a telephone interconnect company, and Consolidated Engineering International, an engineering consulting firm, both located in Melbourne, Florida.

         Mr. Sinclair has been employed by the Company since June 1993, as Director of its largest contract, the Improved Data Modem, for the U.S. Government. In January 1994, Mr. Sinclair was promoted to Vice President of Programs. From 1989 through October 1992, Mr. Sinclair was an executive in business development and project management for Analex Corporation, an engineering services company, of Titusville, Florida.

         Mr. Szpendyk has been Vice President of Manufacturing for the Company's Contract Manufacturing Division since January 1995. Previously, starting April 1993, Mr. Szpendyk was President and CEO of Southern Circuit Technologies, Inc., a Melbourne, Florida company specializing in the assembly of electronics equipment. From 1989 to 1993 Mr. Szpendyk was V.P. of Operations of M.C. Assembly and Test of Melbourne, Florida.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table is a three-year summary of the compensation awarded or paid to, or earned by, the Company's Chief Executive Officer. No other executive officer of the Company had total compensation exceeding $100,000 during the Company's last completed fiscal year.


Name and Principal     Annual Compensation (1)      Long-Term     All Other
Position               Year     Salary     Bonus   Compensation   Compensation
(2)(3)
- --------               -------------------------   ------------  -----------------
- --
D.E. Garner, Jr.       1996   $172,108  $xx,xxx             --          $12,066
President & CEO        1995   $166,165  $84,530             --          $11,637
                       1994   $159,917  $45.250             --          $ 9,621

(1) Other Annual Compensation for Mr. Garner is not included in this table as the amount of such compensation does not exceed the lesser of $50,000 or 10% of total salary and bonus for Mr. Garner.

(2) All other compensation for the Company's fiscal year ended March 31, 1996 includes (i) insurance benefits in the amount of $5,813 and (ii) the Company's contribution to the 401(k) Plan in the amount of $6,254.

(3)      The terms of Mr. Garner's employment contract are described on page 7.

STOCK OPTION INFORMATION

         The Company has in effect the Symetrics Industries, Inc. Stock Option Plan (the "Plan"), pursuant to which options to purchase shares of the Company's common stock may be granted to key employees, officers and directors of the Company and its Subsidiary. A total of 31,500 options were granted and 9,750 options were exercised during the Company's fiscal year ended March 31, 1996. Under the Company's prior Incentive Stock Option Plan, the term of which has now expired, 3,000 options were exercised during the fiscal year ending March 31, 1996. Mr. Garner does not hold any options to purchase common stock of the Company.
                                       -6-

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS.

         Effective January 1, 1994, the Company entered into a three-year employment agreement with Dudley E. Garner, Jr., its President and Chief Executive Officer, providing for an annual base salary of $169,790, subject to increase in the third year by the percentage increase in the Consumer Price Index, plus 1%. In the event of termination without cause, the Company is required to pay Mr. Garner a minimum of $339,580 determined by the amount equal to the greater of (i) two years base salary or (ii) the base salary for the remaining term of the employment agreement. The agreement also provides for a bonus in the event of the Company's pre-tax income equals or exceeds 5% of contract revenues for fiscal year 1996.

         Effective January 1, 1990, the Company established a profit-sharing plan, as provided for under Section 401(k) of the Internal Revenue Code, whereby all eligible employees are entitled to defer up to the lesser of $9,500 or fifteen (15%) of their salary. Substantially all employees are eligible to participate in the plan depending on the length of service and attainment of minimum age requirements. Under the terms of the plan, the Company contributes an amount equal to seventy-five percent (75%) of the first six percent (6%) of compensation each employee elects to defer. At the discretion of the Board of Directors, the Company may make additional contributions to the plan or modify the employer matching contribution percentages. Employer contributions to the plan in fiscal 1996 were $57,691, including $6,254 for Mr. Garner.

                       PROPOSALS BY THE BOARD OF DIRECTORS

1.       ELECTION OF DIRECTORS

         The Company's By-laws provide that directors are elected to serve three-year staggered terms, with only one-third of the Board due for election in a given year. Ms. Beach and Dr. Claire are currently serving as Directors. The Board of Directors has recommended the following nominees for Director for the following terms.

                  Nominee                            Proposed Term
                  -------                            -------------
                  Jane J. Beach                      Three years
                  Michael Jensen                     Three years
                  Edward Eichler                     Two years
                  Earl J. Claire                     One year

         Ms. Beach and Messrs. Claire, Eichler and Jensen have each consented to being named as a nominee for Director in this Proxy Statement and have agreed to serve if elected.

2.       APPROVAL OF INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

         The Board of Directors has proposed an amendment to Article III of the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $.25 per share, from 2,000,000 to 5,000,000.

         In order to effect the proposed increase in authorized shares, the Board of Directors submits the following resolution for the approval of the shareholders:

                  "Article  III of the  Articles of  Incorporation  be
                   amended in its entirety to read as follows:

                           The total number of shares of capital stock
                  which the corporation is authorized to issue is five million (5,000,000) shares of common stock having a par value of $.25 per share."

         The additional shares of common stock for which authorization is sought would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock which are presently authorized. Such additional shares would not (and the shares of common stock presently outstanding do not) entitle the holders thereof to preemptive rights to subscribe for additional shares or cumulative voting rights.

         As of May 17, 1996, there were 1,605,297 shares of common stock outstanding and 125,518 shares reserved for issuance pursuant to the exercise of stock options. In addition, if the proposed amendment to the Company's Stock Option Plan is adopted by the shareholders (see Proposal 3), an additional 120,000 shares of common stock will be reserved for issuance pursuant to such plan.

         The Company does not currently have any plans, agreements or commitments with respect to the issuance of additional shares of common stock except for approximately 11,000 shares which the Company intends to issue to the minority shareholders of American Digital Switching, Inc. ("ADS") to complete the acquisition of all of the outstanding capital stock of ADS.

         Any authorized but unissued or unreserved common stock would be available for issuance at such times, on such terms and for such purposes as the Board of Directors may deem advisable in the future without further action by shareholders, except as may be required by law or the rules of any stock exchange on which the Company's capital stock is listed at the time. In addition to being available for future financing and general corporate purposes, the common stock to be authorized by the proposed amendment would be available for issuance in connection with acquisitions by the Company.

         The Board of Directors believes that an increase in the authorized shares of common stock is advisable at this time since it would give the Company greater flexibility in negotiating future acquisitions using common stock, in addition to providing a resource for future financings, possible stock dividends, stock splits or other distributions to shareholders and for other general corporate purposes.

3.       APPROVAL OF AMENDMENT OF THE COMPANY'S STOCK OPTION PLAN

         The Board of Directors proposes that the Symetrics Industries, Inc. Stock Option Plan (the "Plan") be amended to increase the aggregate number of shares which may be issued under the Plan by 120,000 shares from 120,000 to 240,000 shares (see Exhibit A). As of May 17, 1996, there were no shares available for issuance under the Plan. All share numbers have been adjusted pursuant to the Company's three-for-two stock dividend paid May 15, 1995.

         The Plan
         --------
         The Plan was unanimously adopted by the Board of Directors on February 23, 1993, and was submitted to and approved by the shareholders at the Company's 1993 annual meeting.

         The following description of the Plan contains summaries of certain provisions thereof and is qualified in its entirety by reference to the Plan itself.

         The purpose of the Plan is to advance the growth and development of the Company by affording an opportunity to executives, consultants, directors and key employees of the Company or any parent or subsidiary to acquire an equity interest in the Company. The Plan permits the granting of stock options to all directors, consultants, officers, and executive, managerial and other key employees of the Company or any parent or subsidiary.

         Under the Plan, as amended, there will be reserved for issue upon the exercise of options up to a maximum of 240,000 shares of the Company's authorized but unissued common stock. No options may be granted under the Plan after February 23, 2003. On May 17, 1996, the fair market value of the Company's common stock was $____ per share. The Plan will be administered by the Board of Directors or a committee thereof. The Board of Directors may make grants of both incentive stock options ("ISOs") (as defined by Section 422A of the Internal Revenue Code of 1986, as amended (the "Code")), which enjoy certain preferential tax benefits, and other stock options which have no special tax advantages.

         The option price per share for each stock option granted under the Plan shall not be less than 100% of the fair market value of the Company's common stock at the time the option is granted, and the term of each option may not exceed 10 years from the date of grant. Stock options are nontransferable except by will or by the laws of descent and distribution.

         The Board of Directors may designate options as ISOs. An ISO granted to any employee owning more than 10% of the voting power of all classes of the Company's stock when the option is granted must have an option price equal to not less than 110% of the fair market value of the stock at the time of grant. Further, the aggregate fair market value of all ISOs exercisable for the first time by any one employee within one calendar year may not exceed $100,000.

         Under the provisions of the Code, if shares are issued to an optionee upon the exercise of any ISO and the optionee makes no disposition of the acquired shares within one year of the date of exercise, then the optionee will not realize ordinary income for federal income tax purposes as a result of the grant or exercise of the option. The excess of the fair market value of the acquired shares on the date of exercise over the option price will constitute an adjustment in the calculation of the optionee's alternative minimum tax income, which may result in the imposition of an alternative minimum tax. Any gain the optionee realizes on a subsequent disposition of the shares will be a long-term capital gain. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes with respect to the grant of the ISO or issuance of shares upon exercise of the option. If the optionee disposes of the acquired shares within one year of the date of exercise, an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the option price or (ii) the excess of the proceeds of the disposition over the option price, will be ordinary income for the optionee and deductible by the Company; and the optionee will recognize a short-term capital gain to the extent the proceeds of the disposition exceed the fair market value of the shares on the date of exercise.
                                       -9-

         The grant of a nonqualified stock option will not have any federal income tax consequences for the optionee or the Company. The holder of a nonqualified stock option will realize ordinary income upon exercise of the option. Generally, the amount of ordinary income realized will be equal to the excess of the fair market value of the acquired shares at the date of exercise over the option price. A subsequent disposition of the common stock acquired through exercise of a nonqualified stock option generally will give rise to a capital gain or loss, which will be short-term or long-term depending on the length of time the common stock was held. The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the optionee.

         Appropriate adjustment may be made both with regard to the Plan and to options granted under the Plan in the event of a stock dividend, recapitalization, stock split, reorganization or the like. The Board of Directors will have the authority to amend the Plan without obtaining further shareholder approval unless such approval is required by law or other applicable regulations or would increase the aggregate number of shares which may be issued in connection with option grants, change the definition of eligible employee under the Plan, result in a "modification" of any option within the meaning of the Code or adversely affect the rights of optionees who were granted options prior thereto.

         Grant of Options
         ----------------

         On April 20, 1996, options covering 36,268 shares of common stock were granted to an executive officer and other key employees of the Company's subsidiary, American Digital Switching, Inc. Also, options covering 22,125 shares of common stock have been granted to key employees of the Company. At the time of such grants, there were no additional shares available for issuance under the Plan. Therefore, of the 120,000 shares covered by this proposed amendment, 58,393 shares have been granted, conditionally, subject to a favorable vote on the amendment. If approved, the remaining 61,607 shares will be utilized for future grants of options.

                                  VOTE REQUIRED

         Fifty-one percent of the outstanding shares of stock will be necessary to constitute a quorum for the transaction of business at the meeting. Abstentions and shares of record held by a broker or nominee that voted on any matter will be included in determining the existence of a quorum. Director nominees receiving a plurality of the votes cast at the Meeting, either in person or by proxy, will be elected to the Board of Directors. With regard to the election of the director nominees, votes may be cast in favor or withheld; votes that are withheld and broker non-votes will not be counted as votes cast for such individual. The approval of the amendment to the Articles of Incorporation and the amendment to the Company's Stock Option Plan requires the affirmative vote of a majority of the votes cast at the meeting, either in person or by proxy. The Board of Directors recommends the election of Ms. Beach and Messrs. Claire, Eichler and Jensen, and recommends a vote FOR the amendment to the Company's Articles of Incorporation and FOR the amendment to the Company's Stock Option Plan. Unless otherwise instructed, the Proxy holder will vote the Proxies received by him FOR the election of Ms. Beach and Messrs. Claire, Eichler and Jensen, FOR the amendment to the Company's Articles of Incorporation and FOR the amendment to the Company's Stock Option Plan.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         In order to be included in the proxy materials for the 1997 Annual Meeting of Shareholders of the Company, Shareholder proposals must be received by the Company not later than March 1, 1997.

                                    AUDITORS

    The selection of accountants has been made by the Board of Directors instead of being presented to the Shareholders for approval since Shareholder approval is not required by Florida law.

         Representatives of Pricher and Company, C.P.A.'s who were Symetrics independent certified public accountants for fiscal years ended March 31, 1996, March 31, 1995 and March 31, 1994 are expected to be present at the Meeting with the opportunity to make statements if they so desire, and they are expected to be available to respond to appropriate questions.

EXHIBIT A

                                AMENDMENT TO THE
                           SYMETRICS INDUSTRIES, INC.
                                STOCK OPTION PLAN
                          (Proposed amendment has been
                        underscored and proposed deletion
                               has been lined out)

         3.       Stock Subject to Option

                  (a) TOTAL NUMBER OF SHARES. The total number of shares of Stock which may be issued by the Company to all Optionees under this Plan is 240,000 (80,000-lined out-) shares. The total number of shares of Stock which
- -------
may be so issued may be increased only by a resolution adopted by the Board of Directors and approved by the shareholders of the Company.

                  (b) EXPIRED OPTIONS. If any Option granted under this Plan is terminated or expires for any reason whatsoever, in whole or in part, the shares (or remaining shares) of Stock subject to that particular Option shall again be available for grant under this Plan.

APPENDEX A                                                   PRELIMINARY COPY
                           SYMETRICS INDUSTRIES, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         For the Annual Meeting of Shareholders to be held June 28, 1996

         The undersigned hereby appoints Dudley E. Garner Jr. and Michael E. Terry, and each of them, with power of substitution, as attorney and proxy, to vote the number of shares of stock of Symetrics Industries, Inc. (Symetrics), that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Symetrics, to be held at the Melbourne Hilton, 200 Rialto Place, Melbourne, Florida on June 28, 1996 at 10:00 A.M., local time, or at any adjournment thereof, upon matters set forth in the Notice of Annual Meeting and Proxy Statement, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"

1.       ELECTION OF DIRECTORS

                                                                  WITHHOLD
         NOMINEE                                     FOR          AUTHORITY
         -------                                     ---          ---------
         Jane J. Beach                             (    )          (    )
         Earl J. Claire                            (    )          (    )
         Edward Eichler                            (    )          (    )
         Michael Jensen                            (    )          (    )

2.       APPROVE AMENDMENT TO ARTICLES      FOR               AGAINST  ABSTAIN
         OF INCORPORATION TO               (    )              (    )  (    )
         INCREASE AUTHORIZED SHARES

3.       APPROVE AMENDMENT OF STOCK         FOR               AGAINST  ABSTAIN
         OPTION PLAN TO INCREASE THE       (     )             (    )  (    )
         NUMBER OF SHARES ISSUABLE
         PURSUANT TO THE PLAN.



THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SPECIFIED. IN THE ABSENCE OF ANY INSTRUCTIONS, THEY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THEY WILL ALSO BE VOTED IN THE PROXY-HOLDER'S DISCRETION ON ANY OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

         This proxy may be revoked prior to the exercise of the power conferred by this proxy. This may be done by attending and personally voting at the Shareholders' Meeting or by written notification to the Secretary of Symetrics. This proxy revokes any proxy previously given by the undersigned.

         Receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement, and Annual Report is hereby acknowledged by the undersigned.

                                 Date
                                     ------------------------
                                 Please
                                 Sign
                                 Here
                                     --------------------------



NOTE: The above label shows the number of shares (upper right corner) and your name as listed on our record. Please date proxy and sign it exactly as name or names appear on the above label. ALL JOINT OWNERS MUST SIGN. State full title when signing as executor, administrator, trustee, guardian, corporate officer, etc.

        PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE.